Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of December 9, 2014 by and among IGI Laboratories, Inc., a Delaware corporation (“IGI”), Igen Inc., a Delaware corporation (“Igen”), IGI Labs, Inc., a Delaware corporation (“IGI Labs”) (IGI, Igen and IGI Labs are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), General Electric Capital Corporation, as Agent, and the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, Agent and the other Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of November 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby); and

WHEREAS, the Credit Parties have requested that the Agent and Lenders amend certain provisions of the Credit Agreement, and the Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                  Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows (provided, however, that, notwithstanding anything to the contrary contained in this Section 1 or otherwise in this Agreement, if IGI shall not have incurred any Permitted Convertible Indebtedness on or prior to January 15, 2015, the amendments contained in this Section 1 shall be null and void and deemed, from and after such date, never to have become effective):

a.	Section 2.2 (Conditions to All Borrowings) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Additionally, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation on any date on which Agent and/or any Lender receives a Permitted Convertible Debt Notice pursuant to Section 4.16.”.

b.	Article IV (Affirmative Covenants) of the Credit Agreement is hereby amended by adding the following new Section 4.16 (Permitted Convertible Debt Notices) at the end thereof:

“4.16 Permitted Convertible Debt Notices. Promptly after obtaining knowledge of the anticipated settlement of any conversion, repurchase or redemption of all or a portion of any Permitted Convertible Indebtedness that will be settled all or in part in cash (other than cash in lieu of any fractional share of common stock) (but, in any event, not less than thirty (30) calendar days (or, in the case of any such anticipated settlement resulting from a repurchase in connection with a “fundamental change” (as defined in the preliminary offering memorandum provided to Agent), twenty (20) Business Days) prior to any such settlement in cash), the Borrowers shall provide Agent and each Lender written notice thereof, which notice, in the case of such a conversion, shall include an estimate of the stock price used to calculate the cost of such settlement and may assume a conversion of all notes outstanding under such Permitted Convertible Indebtedness (each such notice, a “Permitted Convertible Debt Notice”).”.

c.	Section 5.2 (Disposition of Assets) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in the foregoing, to the extent constituting a disposition of Property of a Credit Party, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of IGI or, following a merger event or other change of the common stock of IGI, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall be permitted hereunder.”.

d.	Section 5.4 (Acquisitions; Loans and Investments) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in the foregoing, to the extent constituting an Investment by a Credit Party, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of IGI or, following a merger event or other change of the common stock of IGI, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall be permitted hereunder.”.

e.	Section 5.5 (Limitation on Indebtedness) of the Credit Agreement is hereby modified by amending and restating clause (n) thereof in its entirety as follows:

“(n) Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $125,000,000 (as may be increased up to $143,750,000 by an amount equal to the aggregate principal amount of any additional notes purchased by the initial purchasers pursuant to the exercise of their option to purchase additional notes) at any time outstanding.”.

f.	Section 5.11 (Restricted Payments) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in the foregoing, to the extent constituting a Restricted Payment by a Credit Party, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of IGI or, following a merger event or other change of the common stock of IGI, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall be permitted hereunder.”.

g.	Section 5.13 (Change in Structure) of the Credit Agreement is hereby amended by replacing the reference to Section 5.16(b) in such Section with a reference to Section 5.16(c).

2

h.	Section 5.15 (Amendments to Subordinated Indebtedness Documents) of the Credit Agreement is hereby modified by amending and restating such Section in its entirety as follows:

“5.15 Amendments to Subordinated Indebtedness Documents and Permitted Convertible Indebtedness Documents. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any agreement or instrument governing any (i) Subordinated Indebtedness, except to the extent permitted under the subordination terms with respect thereto, or (ii) Permitted Convertible Indebtedness, except to the extent (x) such change or amendment would not be materially adverse to any Borrower, Agent or the Lenders or (y) such change or amendment is administrative or mechanical in nature and is contemplated under the original terms of the indenture governing such Permitted Convertible Indebtedness (it being understood that each of the following changes or amendments will be permitted under this clause (y): an election of a settlement method in the circumstances described under “Settlement upon Conversion”, a change in the conversion rate and/or conversion consideration in the circumstances described under “Conversion Rate Adjustments” and/or “Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption”, a supplement to the indenture in the circumstances described under “Recapitalizations, Reclassifications and Changes to Our Common Stock” and/or “Consolidation, Merger and Sale of Assets”, a supplement to the indenture to conform the provisions of the indenture to the “Description of Notes” for the Permitted Convertible Indebtedness and the accrual of additional interest in the circumstances described under “Events of Default” and/or “No Registration Rights; Additional Interest”, in each case, in the “Description of the Notes” for the Permitted Convertible Indebtedness).”.

i.	Section 5.20 (Prepayments of Other Indebtedness) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in the foregoing, to the extent constituting a purchase, redemption, defeasance or prepayment in respect of Indebtedness by a Credit Party, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of IGI or, following a merger event or other change of the common stock of IGI, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall be permitted hereunder.”.

j.	Section 7.1(e) (Cross-Default) of the Credit Agreement is hereby amended by adding the following proviso immediately following the semi-colon at the end thereof:

“provided, however, that notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness, in each case, pursuant to and in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, shall not constitute a default under this subsection 7.1(e)(ii).”.

3

k.	Section 7.1(k) (Ownership) of the Credit Agreement is hereby amended by adding the following proviso immediately before the semi-colon at the end thereof:

“; provided, however, that notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, an underwriter, initial purchaser, investor or holder of any Permitted Convertible Indebtedness shall be deemed to not directly or indirectly own the Stock of IGI underlying such transactions unless and until such Stock of IGI is delivered upon settlement thereof.”

l.	Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definition in the proper alphabetical order:

“‘Permitted Convertible Indebtedness’ means Indebtedness of IGI that is convertible into common stock of IGI (or other securities or property following a merger event or other change of the common stock of IGI) and/or cash (in an amount determined by reference to the price of such common stock); provided that such Indebtedness (i) shall be unsecured, (ii) shall not be guaranteed by any other Credit Party or any Subsidiary of any Credit Party, (iii) shall not include scheduled amortization payments, (iv) shall not be redeemed by any Credit Party prior to December 19, 2017, (v) shall not, except upon the occurrence of certain fundamental changes, be subject to required repurchase by a Credit Party at the option of the holder prior to September 15, 2019, (vi) shall not mature prior to December 15, 2019, unless earlier converted, repurchased or redeemed and (vii) shall have such other terms (as to interest rates, fees, amortization, maturity, redemption rights, early repurchase rights, covenants, events of default and remedies) that are substantially similar to the terms set forth in the documents relating to such Permitted Convertible Indebtedness provided by IGI to Agent, other than for pricing terms (subject to an interest cap of 4.00% per annum, plus up to 0.50% per annum additional interest if applicable in the circumstances described under “Events of Default” and up to 0.50% per annum additional interest if applicable in the circumstances described under “No Registration Rights; Additional Interest”, in each case, in the “Description of the Notes” for the Permitted Convertible Indebtedness).”

m.	The definition of “Contingent Obligations” set forth in Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following proviso immediately before the period at the end thereof:

“; provided, however, that any Permitted Convertible Indebtedness shall not constitute Contingent Obligations of any Borrower”.

n.	The definition of “Rate Contract” set forth in Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following proviso immediately before the period at the end thereof:

“; provided, however, that any Permitted Convertible Indebtedness shall not constitute a Rate Contract of any Borrower”.

o.	The definition of “Stock” set forth in Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following proviso immediately before the period at the end thereof:

“; provided, however, that any Permitted Convertible Indebtedness shall not constitute Stock of any Borrower”.

4

p.	The definition of “Stock Equivalents” set forth in Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following proviso immediately before the period at the end thereof:

“; provided, however, that any Permitted Convertible Indebtedness shall not constitute Stock Equivalents of any Borrower”.

2.                  Covenants.

a.	On or prior to the date hereof, IGI shall provide Agent with current drafts of any offering memorandum relating to Permitted Convertible Indebtedness.

b.	Promptly following their execution, IGI shall deliver to Agent true and correct executed, as applicable, copies of (i) the pricing term sheet relating to any Permitted Convertible Indebtedness and (ii) the indenture governing such Permitted Convertible Indebtedness, which shall be substantially of the same terms (as to interest rates, fees, amortization, maturity, redemption rights, early repurchase rights, covenants, events of default and remedies) as the documents provided to the Agent pursuant to the preceding paragraph, other than for pricing terms (subject to an interest cap of 4.00% per annum, plus up to 0.50% per annum additional interest if applicable in the circumstances described under “Events of Default” and up to 0.50% per annum additional interest if applicable in the circumstances described under “No Registration Rights; Additional Interest”, in each case, in the “Description of the Notes” for the Permitted Convertible Indebtedness).

3.                  Representations and Warranties. Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

a.	the execution, delivery and performance by each of the Credit Parties of this Agreement have been duly authorized by all necessary action, and do not and will not:

(i)	contravene the terms of any of that Person’s Organization Documents;

(ii)	conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)	violate any material Requirement of Law in any material respect;

b.	such Credit Party has the power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;

c.	this Agreement constitutes the legal, valid and binding obligations of each such Person which is a party hereto enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

d.	after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

5

e.	no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

4.                  No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5.                  Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.                  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent.

7.                  Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

8.                  Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.                  Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10.              Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

6

11.              Release of Claims. In consideration of the Lenders’ and the Agent’s agreements contained in this Agreement, each Credit Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

7

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

BORROWERS:

IGI LABORATORIES, INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	Chief Financial Officer and Secretary

IGEN INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	Chief Financial Officer and Secretary

IGI LABS, INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	Chief Financial Officer and Secretary

First Amendment to Credit Agreement

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Jason Dufour
Name:	Jason Dufour
Title:	Its Duly Authorized Signatory

First Amendment to Credit Agreement

GE CAPITAL BANK,
as a Lender

By:	/s/ Paul Sleet
Name:	Paul Sleet
Title:	Duly Authorized Signatory

First Amendment to Credit Agreement